Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR POSTS NEAR RECORD FISCAL 2008 EARNINGS EXCLUDING

ASSET IMPAIRMENT CHARGES, DESPITE WEAK TRUCK MARKET

Impairment charges results in 4Q loss

•	Revenues increased 20% to record level of $14.7 billion—nearly doubling revenues from five years ago
•	Demonstrated solid profitability in weak truck market at $7.23 per diluted share, and manufacturing segment profit of $1.1 billion, excluding asset impairment charges
•	Company to provide outlook of 2009 on January 5 analyst call

WARRENVILLE, Ill. (December 30, 2008)—Navistar International Corporation (NYSE:NAV) reported near record earnings excluding asset impairment charges and record revenues for the fiscal year that ended October 31, 2008, as the company continued to execute its strategy, delivering strong financial results.

Revenues increased 20% to $14.7 billion from $12.3 billion a year ago primarily driven by increases in sales to the U.S. military of $3.5 billion. Despite a continuing weak truck industry, Navistar reported a profit for 2008 compared with a loss in fiscal 2007, demonstrating that its overall strategy is working.

“Our strategy of building great products, achieving a more competitive cost structure and finding profitable growth opportunities has enabled us to fundamentally change our profitability even in these turbulent economic times,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer.

According to Ustian, major factors in the company’s 2008 performance were increased sales to the military, increased market share in the Class 8 segment, led by the International® ProStar® with industry-leading fuel efficiency, growth in South American engine sales and expansion into global markets.

“We have achieved this substantial progress by diversifying and expanding into new business opportunities with little capital investment as well as leveraging our core strengths and the strengths of companies that have become our partners,” he said.

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Page Two—Year End Earnings

Navistar reported a loss for the current fourth quarter of $343 million, or $4.81 per diluted share, compared with a loss of $103 million, or $1.46 per diluted share in the fourth quarter a year ago. For the full fiscal year ended Oct. 31, 2008, the company demonstrated solid progress in its business strategy by delivering net income of $134 million, or $1.82 per diluted share, and manufacturing segment profit of $719 million, compared with a loss of $120 million, or $1.70 per diluted share for fiscal 2007, and manufacturing segment profit of $426 million in fiscal 2007. Included in its 2008 fourth quarter and full year results are asset impairment charges of $358 million and other costs of $27 million and $37 million, for the quarter and full year respectively, related to its diesel engine business for Ford pickups.

Excluding the asset impairment charges and other costs related to the company’s diesel engine business with Ford, net income for fiscal 2008 were $529 millionA, or $7.23B per diluted share, and manufacturing segment profit was $1.1 billion, which would reflect near record earnings for the company in a tough North American truck market.

At a time when the commercial truck industry is severely depressed in North America, Navistar is growing beyond the cyclicality of its traditional markets, and delivered strong revenues and earnings in fiscal 2008. Truck industry volume in 2008 at 244,100 units was nearly half the industry volume two years earlier and far weaker than many had predicted. In fiscal 2007, comparable industry volume totaled 319,000 units.

Throughout fiscal 2008, Navistar has taken significant actions to enhance its liquidity in the midst of the broad credit crisis.

“Our fiscal 2008 results are reflective of the company’s sound execution of our three-pillar strategy of great products, competitive cost structure and profitable growth and has put us on the right path to successfully navigate through this severe economic downturn and expected continued weakness in the North American truck market,” said Terry M. Endsley, Navistar executive vice president and chief financial officer.

Navistar will host an analyst conference call at 9 a.m. Central time Monday, Jan. 5, 2009, to further discuss fourth quarter and full year 2008 financial results as well as its 2009 outlook.

“We are controlling our own destiny by growing our business in military sales and commercial truck revenue outside the U.S. and Canada,” Ustian added. “And we expect to develop a sustainable business of approximately $2 billion a year selling military vehicles and parts to the U.S. and its allies.”

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Page Three—Year End Earnings

Fourth quarter and full year truck shipments of expansionary and U.S. military units accounted for 29% and 36%, respectively, of Navistar’s worldwide truck shipments, continuing to offset the weak U.S. and Canadian traditional truck market.

Fiscal 2008 worldwide engine shipments decreased 15% to 345,500 principally due to reduced orders for diesel engines in Ford heavy-duty pickups. The company believes its sales to Ford are unlikely to return to historical volumes and has idled plants to mitigate this impact. Intercompany engine shipments will increase as production of the new MaxxForceTM 11-liter and 13-liter big bore engines, which started delivery in the third quarter, continue to ramp up.

In fiscal 2008, engine shipments to other manufacturers, excluding Ford, and Navistar’s own truck group increased by about 25,700 units from the prior year.

Navistar filed a copy of its Form 10-K for fiscal year ended October 31, 2008 on December 30, 2008. Shareholders have the ability to receive a hard copy of the complete audited financial statements free of charge upon request. For more information, please visit Navistar’s Investor Relations web site: http://ir.navistar.com/sec.cfm.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

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Page Four—Year End Earnings

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	FY 2007 ($ Billions)	FY 2008 ($ Billions)
Revenues	$12.3	$14.7

	($ Millions)	($ Millions)
Manufacturing Segment Profit (excluding asset impairment charges related to reductions in Ford engine volumes)—Non-GAAP	$426	$1,114
Asset Impairment Charges and Related Costs (related to reductions in Ford engine volumes)	—	$(395)
Manufacturing Segment Profit—Non-GAAP	$426	$719
Corporate Items	$(431)	$(350)
Interest expense, Corporate	$(196)	$(156)
Financial Services Profit (Loss)	$128	$(22)
Subtotal—Below the line	$(499)	$(528)

Consolidated Income Before Income Tax	$(73)	$191

A.	Net income of $134 million plus $358 million asset impairment charges and $37 million other costs related to expectation of significant permanent reductions related to Ford engine volumes equals net income of $529 million excluding asset impairment charges and other costs related to expectation of significant permanent reductions related to Ford engine volumes. Also included in 2008 results is post retirement benefits income of $42 million as compared with $122 million of post retirement benefits expense in 2007 exclusive of defined contribution plans.
B.	Net income of $529 million excluding asset impairment charges and other costs related to expectation of significant permanent reductions related to Ford engine volumes divided by 73.2 million shares equals $7.23 per diluted share.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.